Exhibit 3.1

As Amended January 20, 2023

Amended And Restated Bylaws Of Morgan Stanley
(hereinafter called the “Corporation”)

Article 1
Offices and Records

Section 1.01.      Delaware Office. The registered office of the Corporation in the State of Delaware shall be as set forth in the Certificate of Incorporation (as amended and/or restated, the “Certificate of Incorporation”).

Section 1.02.      Other Offices. The Corporation may have such other offices, either within or without the State of Delaware, as the Board of Directors of the Corporation (the “Board of Directors”) may designate or as the business of the Corporation may from time to time require.

Article 2
Stockholders

Section 2.01.      Annual Meeting. The annual meeting of the stockholders of the Corporation shall be held at such date, place (if any) and time as may be fixed by resolution of the Board of Directors.

Section 2.02.      Special Meeting. (a) Subject to the rights of the holders of any series of preferred stock of the Corporation (the “Preferred Stock”) or any other series or class of stock as set forth in the Certificate of Incorporation, special meetings of the stockholders may be called at any time by the Corporate Secretary of the Corporation (the “Corporate Secretary”) at the direction of the Board of Directors pursuant to a resolution adopted by the Board of Directors or pursuant to Section 2.02(b) and may not be called by any other person.

(a)            (i) A special meeting of stockholders shall be called by the Corporate Secretary at the written request or requests (each, a “Special Meeting Request” and, collectively, the “Special Meeting Requests”) of holders of record Owning (as defined below) at least 25% of the number of outstanding shares of capital stock of the Corporation entitled to vote on the matter or matters to be brought as of the most recent date for which such number is disclosed by the Corporation in an annual or a quarterly report filed with the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) before the proposed special meeting (the “Requisite Percentage”). A Special Meeting Request shall be signed and dated by each stockholder of record (or a duly authorized agent of such stockholder) requesting the special meeting (each, a “Requesting Stockholder”), shall be delivered to the Corporate Secretary at the principal executive offices of the Corporation, shall comply with Section 2.02 and shall include (A) a statement of the specific purpose or purposes of the special meeting, (B) the information specified in Section 2.07(a)(ii) including, without limitation, the information required by the final sentence thereof at the time provided for therein, (C) an acknowledgement by the Requesting Stockholders and the beneficial owners (as defined below), if any, on whose behalf the Special Meeting Request(s) are being made that such Special Meeting Request shall be deemed to be revoked if such Requesting Stockholders do not Own at least the Requisite Percentage at all times between the date on which such Special Meeting Request is delivered to the Corporate Secretary and the date of the special meeting and (D) documentary evidence that the Requesting Stockholders Own at least the Requisite Percentage as of the date of such written request to the Corporate Secretary; provided, however, that if the requesting Stockholders are not the beneficial owners of the shares representing the Requisite Percentage, then to be valid, the Special Meeting Request(s) must also include documentary evidence that the beneficial owners on whose behalf the Special Meeting Request(s) are made Own the Requisite Percentage as of the date on which such Special Meeting Request(s) are delivered to the Corporate Secretary. In addition, the Requesting Stockholders and the beneficial owners, if any, on whose behalf the Special Meeting Request(s) are being made shall promptly provide any other information reasonably requested by the Corporation.

A stockholder of record or a beneficial owner, as the case may be, shall be deemed to Own the shares of capital stock of the Corporation that such stockholder would be deemed to own or, if such stockholder is a nominee, custodian or other agent that is holding the shares on behalf of another person (the “beneficial owner”), that the beneficial owner would be deemed to own, pursuant to Rule 200(b) under the Exchange Act, excluding any shares (A) as to which such stockholder or beneficial owner, as the case may be, does not have the full investment rights pertaining to the shares or the right to vote or direct the vote at a meeting of stockholders of the Corporation, (B) as to which such stockholder or beneficial owner, as the case may be, does not have the full economic interest in (including the opportunity for profit from and risk of loss on) such shares, (C) which such stockholder or beneficial owner, as the case may be, or any of its affiliates, has sold in any transaction that has not been settled or closed, including any short sale, (D) which such stockholder or beneficial owner, as the case may be, or any of its affiliates, has borrowed for any purposes or has purchased pursuant to an agreement to resell or (E) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such stockholder or beneficial owner, as the case may be, or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding common stock of the Corporation, in any such case which instrument or agreement has, or is intended to have, or if exercised by either party would have, the purpose or effect of reducing in any manner, to any extent or at any time in the future, such stockholder’s or beneficial owner’s, or any of its affiliates’, as applicable, full right to vote or direct the voting of any such shares and/or hedging, offsetting or altering to any degree any gain or loss realized or realizable from maintaining the full economic ownership of such shares by such stockholder or beneficial owner, or any of its affiliates, as applicable. The Ownership of the shares of capital stock of the Corporation by a stockholder of record or a beneficial owner, as the case may be, shall be deemed to continue during any period in which such stockholder or beneficial owner, as the case may be, has loaned such shares; provided that such stockholder or beneficial owner, as the case may be, has the power to recall such loaned shares on three business days’ notice and provides a representation that it (1) will promptly recall such loaned shares upon being notified (i) in the case of a Special Meeting Request pursuant to this Section 2.02, that a special meeting of stockholders will be held pursuant to such request or (ii) in the case of a nomination pursuant to Section 2.08, that any of its Stockholder Nominees (as defined in Section 2.08) will be included in the Corporation’s Proxy Materials (as defined in Section 2.08) and (2) will continue to hold such shares through the date of (i) in the case of a Special Meeting Request pursuant to this Section 2.02, such special meeting of stockholders held pursuant to such request or (ii) in the case of a nomination pursuant to Section 2.08, such Annual Election (as defined in Section 2.08) for which such nomination is made. The terms Owned, Owning and other variations of the word Own shall have correlative meanings. Whether shares are Owned shall be decided by the Board of Directors in good faith.

(i)            Notwithstanding the foregoing provisions of this Section 2.02, a special meeting requested by stockholders shall not be held if (A) the Special Meeting Request does not comply with this Section 2.02, (B) the Special Meeting Request relates to an item of business that is not a proper matter for stockholder action, (C) the Special Meeting Request is received by the Corporation during the period commencing 90 days prior to the first anniversary of the date of the immediately preceding annual meeting and ending on the date of the next annual meeting, (D) an annual or special meeting of stockholders that included an identical or substantially similar item of business (“Similar Business”) was held not more than 120 days before the Special Meeting Request was received by the Corporate Secretary, (E) the Board of Directors has called or calls for an annual or special meeting of stockholders to be held within 90 days after the Special Meeting Request is received by the Corporate Secretary and the business to be conducted at such meeting includes Similar Business or (F) the Special Meeting Request was made in a manner that involved a violation of Regulation 14A under the Exchange Act or other applicable law. For purposes of this Section 2.02(b)(ii), the nomination, election or removal of directors shall be deemed to be Similar Business with respect to all items of business involving the nomination, election or removal of directors, changing the size of the Board of Directors and filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors or removal of directors. The Board of Directors shall determine in good faith whether the requirements set forth in this Section 2.02 have been satisfied.

(ii)            In determining whether a special meeting of stockholders has been requested by the record holders Owning shares representing in the aggregate at least the Requisite Percentage, multiple Special Meeting Requests delivered to the Corporate Secretary will be considered together only if (A) each Special Meeting Request identifies substantially the same purpose or purposes of the special meeting and substantially the same matter or matters proposed to be acted on at the special meeting (in each case as determined in good faith by the Board of Directors) and (B) such Special Meeting Requests have been dated and delivered to the Corporate Secretary within 60 days of the earliest dated Special Meeting Request. A Requesting Stockholder may revoke a Special Meeting Request at any time by written revocation delivered to the Corporate Secretary and if, following such revocation, there are outstanding un-revoked requests from Requesting Stockholders holding less than the Requisite Percentage, the Board of Directors may, in its discretion, cancel the special meeting. If none of the Requesting Stockholders appears or sends a duly authorized agent to present the business to be presented for consideration that was specified in the Special Meeting Request, such business need not be transacted at such special meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

(b)            Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting pursuant to Section 2.04. Nothing contained herein shall prohibit the Board of Directors from submitting matters to the stockholders at any special meeting requested by stockholders.

(c)            Special meetings shall be held at such date and time as may be fixed by the Board of Directors in accordance with these Amended and Restated Bylaws; provided, however, that in the case of a special meeting requested by stockholders, the date of any such special meeting shall not be more than 90 days after a Special Meeting Request that satisfies the requirements of this Section 2.02 is received by the Corporate Secretary.

Section 2.03.      Place of Meeting. The Board of Directors may designate the place of meeting for any meeting of the stockholders. If no designation is made by the Board of Directors, the place of meeting shall be the principal office of the Corporation. The Board of Directors may, in its sole discretion, determine that a meeting shall not be held at any place, but may instead be held solely by means of remote communication.

Section 2.04.      Notice of Meeting. A notice of meeting, stating the place (if any), day and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of special meetings, the purpose or purposes for which such special meeting is called, shall be prepared and delivered by the Corporation, unless otherwise required by law, the Certificate of Incorporation or these Amended and Restated Bylaws, not less than ten days nor more than sixty days before the date of the meeting, either personally, or by mail, or, to the extent and in the manner permitted by applicable law, electronically, to each stockholder of record entitled to vote at such meeting. Such further notice shall be given as may be required by law. Any previously scheduled meeting of the stockholders (annual or special) may be postponed, rescheduled or canceled by the Board of Directors.

Section 2.05.      Quorum and Adjournment. Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority of the voting power of the outstanding shares of the Corporation entitled to vote at the meeting, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders, except that when specified business is to be voted on by a class or series voting as a class, the holders of a majority of the voting power of the shares of such class or series shall constitute a quorum for the transaction of such business. The person presiding over the meeting or the holders of a majority of the voting power of the shares of the Corporation present in person or by proxy and entitled to vote on the matter may adjourn the meeting from time to time, whether or not there is such a quorum (or, in the case of specified business to be voted on by a class or series, the person presiding over the meeting or the holders of a majority of the voting power of the shares of such class or series so represented may adjourn the meeting with respect to such specified business). No notice of the time and place of adjourned meetings need be given except as required by law. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 2.06.      Proxies. At all meetings of stockholders, a stockholder may grant a proxy as may be permitted by law; provided, that no proxy shall be voted after three years from its date, unless the proxy provides for a longer period. Any proxy to be used at a meeting of stockholders must be filed with the Corporate Secretary or his representative at or before the time of the meeting.

Section 2.07.      Notice of Stockholder Business and Nominations. (a) Annual Meetings of Stockholders.

(i)            Nominations of persons for election to the Board of Directors of the Corporation and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (A) pursuant to the Corporation’s notice of meeting delivered pursuant to Section 2.04 of these Amended and Restated Bylaws (or any supplement thereto), (B) by or at the direction of the Board of Directors or duly authorized committee thereof, (C) by any stockholder of the Corporation who is entitled to vote at the meeting, who complied with the notice procedures set forth in clauses (ii) and (iii) of this Section 2.07(a) and who was a stockholder of record on the date such notice is delivered to the Corporate Secretary and at the time of the annual meeting or (D) with respect to nominations only, pursuant to Section 2.08 of these Amended and Restated Bylaws.

(ii)            (A) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of paragraph (a)(i) of this Section 2.07, the stockholder must have given timely notice thereof in writing to the Corporate Secretary and, in the case of business other than nominations, such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered by registered mail to, and received by, the Corporate Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth day, nor earlier than the close of business on the one hundred twentieth day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is advanced by more than thirty days, or delayed by more than ninety days, from such anniversary date, notice by the stockholder to be timely must be so delivered to, and received by, the Corporate Secretary not earlier than the close of business on the one hundred twentieth day prior to such annual meeting and not later than the close of business on the later of the ninetieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of a recess, adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described in this Section 2.07(a), and a stockholder shall not be entitled to make additional or substitute nominations following the expiration of the time periods set forth in these Amended and Restated Bylaws.

(A)            The number of nominees a stockholder may nominate for election at a meeting on its own behalf (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at a meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such meeting.

(B)            The notice delivered by a stockholder pursuant to Section 2.07(a)(ii)(A) shall set forth (1) as to each person whom the stockholder proposes to nominate for election as a director, (a) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including such person’s written consent to being named in a proxy statement as a nominee and to serving as a director if elected, (b) a description of all direct and indirect compensation and other monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such proposed nominee, and his or her respective affiliates and associates, on the one hand, and such stockholder or any Stockholder Associated Person (as such term is defined in Section 2.07(a)(iv)), on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K under the Exchange Act if the stockholder making the nomination or any Stockholder Associated Person were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant, (c) fully completed and signed questionnaires prepared by the Corporation (including those questionnaires required of the Corporation’s directors and any other questionnaire that the Corporation determines is necessary or advisable to assess whether a nominee will satisfy any qualifications or requirements imposed by the Certificate of Incorporation or these Amended and Restated Bylaws, any law, rule, regulation or listing standard that may be applicable to the Corporation, and the Corporation’s corporate governance policies and guidelines) (such questionnaires and related policies and guidelines to be provided by the Corporate Secretary at the written request of the stockholder), and (d) a written representation and agreement that the nominee has read and agrees, if elected, to comply with all of the Corporation’s corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines, and any other corporate policies and guidelines applicable to directors (such policies to be provided by the Corporate Secretary at the written request of the stockholder); (2) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and if such business includes a proposal to amend the Amended and Restated Bylaws of the Corporation, the text of the proposed amendment), the reasons for conducting such business at the meeting, and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (3) as to the stockholder giving the notice (a) the name and address of such stockholder, as they appear on the Corporation’s books, and of any Stockholder Associated Person, (b) the class or series and number of shares of the Corporation that are, directly or indirectly, owned beneficially and of record by such stockholder or any Stockholder Associated Person, including any class or series of shares of the Corporation that the stockholder and Stockholder Associated Person has the right to acquire beneficial ownership of, (c) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder or any Stockholder Associated Person has a right to vote any shares of any security of the Corporation, (d) any direct or indirect interest of such stockholder or any Stockholder Associated Person in any contract with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (a list of which will be provided promptly following a written request therefor by the stockholder) (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement) (e) a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such stockholder and any Stockholder Associated Person, with any of the foregoing including, in the case of a nomination, the nominee, (f) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder and any Stockholder Associated Person, whether or not such agreement, arrangement or understanding shall be subject to settlement in underlying shares of capital stock of the Corporation, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or any Stockholder Associated Person, with respect to shares of stock of the Corporation, (g) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (h) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee, (y) otherwise to solicit proxies or votes from stockholders in support of such proposal or nomination or (z) solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors in support of director nominees other than the Corporation’s nominees pursuant to Rule 14a-19 under the Exchange Act and (i) any other information relating to such stockholder and Stockholder Associated Persons required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder. The foregoing notice requirements of this Section 2.07 shall be deemed satisfied by a stockholder with respect to business other than a nomination if the stockholder has notified the Corporation of the stockholder’s intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation and the impact that such service would have on the ability of the Corporation to satisfy the requirements of laws, rules, regulations and listing standards applicable to the Corporation or its directors. In addition, to be considered timely, a stockholder’s notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is 10 days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, and received by, the Corporate Secretary at the principal executive offices of the Corporation not later than five days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight days prior to the date for the meeting or any adjournment or postponement thereof in the case of the update and supplement required to be made as of 10 days prior to the meeting or any adjournment or postponement thereof. For the avoidance of doubt, the obligation to update and supplement as set forth in this Section 2.07(a)(ii) or any other section of these Amended and Restated Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any stockholder’s notice, extend any applicable deadlines under these Amended and Restated Bylaws or enable or be deemed to permit a stockholder who has previously submitted a stockholder’s notice under these Amended and Restated Bylaws to amend or update any proposal or to submit any new proposal, including by changing or adding nominees, matters, business and/or resolutions proposed to be brought before a meeting of stockholders.

(iii)            Notwithstanding anything in the second sentence of clause (ii) of this Section 2.07(a) to the contrary, if the number of directors to be elected to the Board of Directors is increased effective at the annual meeting and the public announcement by the Corporation naming the nominees for the additional directorships is not made by the close of business on the one hundredth day prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 2.07 shall also be considered timely, but only with respect to nominees for any new directorships created by such increase, if it shall be delivered to, and received by, the Corporate Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

(iv)            For the purposes of these Amended and Restated Bylaws, a “Stockholder Associated Person” of any stockholder means: (A) any beneficial owner of shares of stock of the Corporation on whose behalf any nomination or proposal is made by such stockholder, (B) any affiliates or associates of such stockholder or any beneficial owner described in clause (A); and (C) any affiliate who controls such stockholder or any beneficial owner described in clause (A).

(b)         Special Meetings of Stockholders. Subject to the rights of the holders of Preferred Stock, nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which the election of directors is included in the business to be conducted pursuant to the Corporation’s notice of meeting, (i) by or at the direction of the Board of Directors or any duly authorized committee thereof (or stockholders pursuant to Section 2.02(b) of these Amended and Restated Bylaws) or (ii) provided that the Board of Directors (or stockholders pursuant to Section 2.02(b) of these Amended and Restated Bylaws) has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in this Section 2.07 and who is a stockholder of record at the time such notice is delivered to, and received by, the Corporate Secretary. The number of nominees a stockholder may nominate for election at the special meeting on its own behalf (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the special meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such special meeting. The proposal by stockholders of other business to be conducted at a special meeting of stockholders may be made only in accordance with Section 2.02 of this Article 2. If the Corporation calls a special meeting of the stockholders at which the election of directors is included in the business to be conducted, any stockholder entitled to vote in such election may nominate such number of persons for election to such position(s) as are specified in the Corporation’s Notice of Meeting, if the stockholder’s notice as required by clause (ii) of Section 2.07(a) of these Amended and Restated Bylaws shall be delivered to the Corporate Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth day prior to such special meeting and not later than the close of business on the later of the ninetieth day prior to such special meeting or the tenth day following the day on which public announcement of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(c)            General.

(i)            Except as otherwise expressly provided in any applicable rule or regulation promulgated under the Exchange Act, only persons who are nominated in accordance with the procedures set forth in these Amended and Restated Bylaws shall be eligible to be elected as directors at an annual or special meeting of stockholders and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in Section 2.02 and this Section 2.07. Except as otherwise provided by law, the Certificate of Incorporation or these Amended and Restated Bylaws, the person presiding over the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed in accordance with the procedures set forth in Section 2.02, this Section 2.07 and Section 2.08 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made (or is part of a group which solicited) did or did not so solicit, as the case may be, proxies or votes in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by clause (a)(ii)(C)(3)(h) of this Section 2.07) and, if any proposed nomination or business is not in compliance with Section 2.02, this Section 2.07 or Section 2.08, to declare that such defective proposal or nomination shall be disregarded. Notwithstanding the foregoing provisions of Section 2.02, this Section 2.07 and Section 2.08, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that the nominee or business is included in the Corporation’s proxy statement, notice of meeting or other proxy materials for any annual meeting (or any supplement thereto) and notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2.07, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(ii)            Notwithstanding anything to the contrary in this Section 2.07, unless otherwise required by law, if a stockholder (A) provides notice pursuant to Rule 14a-19(b) under the Exchange Act with respect to any proposed nominee for election as a director of the Corporation and (B) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) under the Exchange Act (or fails to timely provide reasonable evidence sufficient to satisfy the Corporation that such stockholder has met the requirements of Rule 14a-19(a)(3) under the Exchange Act in accordance with the following sentence), then the nomination of each such proposed nominee shall be disregarded, notwithstanding that the nominee is included as a nominee in the Corporation’s proxy statement, notice of meeting or other proxy materials for any meeting (or any supplement thereto) and notwithstanding that proxies or votes in respect of the election of such proposed nominees may have been received by the Corporation (which proxies and votes shall be disregarded). Upon request by the Corporation, if any stockholder provides notice pursuant to Rule 14a-19(b) under the Exchange Act, such stockholder shall deliver to the Corporation, no later than five business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) under the Exchange Act.

(iii)            Any stockholder or Stockholder Associated Person soliciting proxies from other stockholders must use a proxy card color other than white, which color shall be reserved for the exclusive use of the Corporation.

(iv)            For purposes of these Amended and Restated Bylaws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(v)            Notwithstanding the foregoing provisions of Section 2.02, this Section 2.07 and Section 2.08, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in Section 2.02, this Section 2.07 and Section 2.08; provided, however, that any references in these Amended and Restated Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit any requirements (including paragraphs (a)(i)(C) and (b) of this Section 2.07) applicable to stockholder nominations or proposals as to any other business to be considered pursuant to Section 2.02, this Section 2.07 and Section 2.08 and compliance with paragraphs (a)(i)(C) and (b) of this Section 2.07 shall be the exclusive means for a stockholder to make nominations or submit proposals for any other business to be considered at an annual or special meeting of stockholders (other than, as provided in the third to last sentence of (a)(ii), matters brought properly under and in compliance with Rule 14a-8 of the Exchange Act, as may be amended from time to time, other than pursuant to Section 2.08 and other than, in the case of a special meeting, in accordance with Section 2.02). Nothing in this Section 2.07 shall be deemed to affect any rights (a) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to applicable rules and regulations under the Exchange Act or (b) of the holders of any series of Preferred Stock, or any other series or class of stock as set forth in the Certificate of Incorporation, to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.

Section 2.08.      Inclusion of Director Nominations by Stockholders in the Corporation’s Proxy Materials. (a) Whenever the Board of Directors solicits proxies with respect to an election of directors at an annual meeting of stockholders of the Corporation (an “Annual Election”), subject to the provisions of this Section 2.08, it shall include in its proxy statement and on its proxy card for such Annual Election and on any ballot distributed at such Annual Election (such materials collectively, the “Proxy Materials”), in addition to individuals nominated by the Board of Directors or any committee thereof, the name, together with (in the case of such proxy statement only) the Required Information (defined below), of any individual nominated in compliance with this Section 2.08 (each, a “Stockholder Nominee”) by an Eligible Stockholder (defined below) who expressly elects at the time of providing the notice required by this Section 2.08 (the “Notice of Proxy Access Nomination”) to have its nominee included in the Corporation’s Proxy Materials pursuant to this Section 2.08. To be timely, an Eligible Stockholder seeking to have its nominee included in the Corporation’s Proxy Materials shall deliver the Notice of Proxy Access Nomination, signed and dated by such Eligible Stockholder (or a duly authorized agent of such Eligible Stockholder), to the Corporate Secretary at the principal executive offices of the Corporation not later than the close of business on the one hundred twentieth day, nor earlier than the close of business on the one hundred fiftieth day, prior to the first anniversary of the date that the Corporation mailed its proxy statement for the preceding year’s annual meeting; provided, however, that if (and only if) the date of the annual meeting is advanced by more than thirty days, or delayed by more than ninety days, from such anniversary date, notice by the Eligible Stockholder to be timely must be so delivered by the later of the close of business on the one hundred eightieth day prior to such annual meeting date and the tenth day following the day on which public announcement of the date of such annual meeting is first made by the Corporation (the last day on which a Notice of Proxy Access Nomination may be delivered, the “Proxy Access Deadline”). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend the Proxy Access Deadline) for the giving of a Notice of Proxy Access Nomination. The maximum number of Stockholder Nominees nominated by all Eligible Stockholders that will be included in the Proxy Materials with respect to any annual meeting of stockholders of the Corporation shall not exceed the Permitted Number.

(a)            For purposes of this Section 2.08:

(i)            The “Permitted Number” means 20% of the number of seats on the Board of Directors to be filled in the Annual Election (rounded down to the nearest whole number but not less than two) as of the Proxy Access Deadline; provided, however, that if the Corporation shall have received by the Proxy Access Deadline one or more valid stockholder notices nominating persons for election to the Board of Directors pursuant to Section 2.07(a), then the Permitted Number shall be reduced, but not below zero, by the number of such persons so nominated. If one or more vacancies for any reason occurs on the Board of Directors after the Proxy Access Deadline but before the date of the Annual Election, and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the Permitted Number shall be calculated based on the number of directors in office as so reduced. For purposes of determining whether the Permitted Number has been reached, each of the following persons shall be counted as one of the Stockholder Nominees: (A) any individual nominated by an Eligible Stockholder pursuant to this Section 2.08 whom the Board of Directors decides to nominate as a nominee of the Board of Directors, (B) any director in office as of the Proxy Access Deadline who was previously included in the Corporation’s Proxy Materials as a Stockholder Nominee for either of the two preceding annual meetings of stockholders of the Corporation pursuant to this Section 2.08 whom the Board of Directors decides to renominate for election as a nominee of the Board of Directors and (C) any individual nominated by an Eligible Stockholder pursuant to this Section 2.08 whose nomination is subsequently withdrawn at or prior to the Annual Election.

(ii)            An “Eligible Stockholder” means one or more holders of record who Owns (as defined in Section 2.02) and has Owned, or who collectively Own and have collectively Owned, at least the Required Interest (as defined below) for at least the three years (the “Minimum Holding Period”) preceding the date the Notice of Proxy Access Nomination is delivered to the Corporate Secretary in accordance with this Section 2.08, that continues to Own, or that continues to collectively Own, at least the Required Interest through the date of the Annual Election, and that complies with all applicable provisions of these Amended and Restated Bylaws; provided that the aggregate number of holders of record and, if and to the extent that a holder of record is acting on behalf of one or more beneficial owners, of such beneficial owners, whose stock ownership is counted for the purposes of satisfying the foregoing ownership requirement shall not exceed 20. The following shall be treated as one Eligible Stockholder if such Eligible Stockholder shall provide together with the Notice of Proxy Access Nomination documentation reasonably satisfactory to the Board of Directors or its designee that demonstrates compliance with the following criteria: (i) funds under common management and investment control, (ii) investment funds with the same or affiliated discretionary investment adviser or (iii) a “family of investment companies” or a “group of investment companies” (each as defined in the Investment Company Act of 1940, as amended); provided that each such fund or investment company otherwise meets the requirements set forth in this Section 2.08 applicable to each holder of record or beneficial owner, as applicable, within a group that constitutes an Eligible Stockholder. No holder of record or beneficial owner shall be permitted to be in more than one group that constitutes an Eligible Stockholder, and if any holder of record or beneficial owner appears as a member of more than one such group, it shall be deemed to be a member only of the group that Owns the largest number of shares of capital stock of the Corporation as reflected in the Notice of Proxy Access Nomination. An Eligible Stockholder shall in its Notice of Proxy Access Nomination disclose the number of shares of capital stock of the Corporation it is deemed to Own for purposes of this Section 2.08. In the event that the Eligible Stockholders consists of a group of stockholders, any and all requirements and obligations for an individual Eligible Stockholder that are set forth in these Amended and Restated Bylaws, including the Minimum Holding Period, shall apply to each member of such group; provided, however, that the Required Interest shall apply to the ownership of the group in the aggregate.

(iii)            The “Required Interest” means 3% of the number of outstanding shares of capital stock of the Corporation entitled to vote with respect to an election of the Board of Directors as of the most recent date for which such number is disclosed by the Corporation in an annual or a quarterly report filed with the SEC under the Exchange Act prior to the submission of the Required Information.

(iv)            The “Required Information” means (A) the information concerning the Stockholder Nominee and the Eligible Stockholder that, as determined by the Corporation, is required to be disclosed in a proxy statement filed pursuant to the proxy rules of the SEC and (B) if the Eligible Stockholder so elects, the Statement.

(v)            The “Statement” means a written statement from the Eligible Stockholder (or in the case of a group, a written statement from the group) in support of the Stockholder Nominee(s)’ candidacy to be included in the Corporation’s proxy statement, which Statement in order to be so included shall not exceed 500 words and must fully comply with Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, including without limitation Rule 14a-9. Notwithstanding anything to the contrary contained in this Section 2.08, the Corporation may omit from its Proxy Materials any information or Statement (or portion thereof) that it determines would violate any applicable law or regulation or that it believes is untrue in any material respect (or omits to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading).

(b)            Any Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the Corporation’s Proxy Materials pursuant to this Section 2.08 shall rank such Stockholder Nominees based on the order that the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the Corporation’s Proxy Materials in the event that the total number of Stockholders Nominees submitted by Eligible Stockholders pursuant to this Section 2.08 exceeds the Permitted Number. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 2.08 exceeds the Permitted Number, the highest ranking Stockholder Nominee who meets the requirements of this Section 2.08 from each Eligible Stockholder will be selected for including in the Proxy Materials until the Permitted Number is reached, going in the order of the number (from largest to smallest) of shares of capital stock of the Corporation that each Eligible Stockholder disclosed as Owned for purposes of this Section 2.08 in its Notice of Proxy Access Nomination. If the Permitted Number is not reached after the highest ranking Stockholder Nominee who meets the requirements of this Section 2.08 from each Eligible Stockholder has been selected, this process will continue as many times as necessary, following the same order each time, until the Permitted Number is reached.

(c)            Any Eligible Stockholder nominating a person for election to the Board of Directors in accordance with this Section 2.08 shall also deliver the following in writing to the Corporate Secretary at the principal executive offices of the Corporation no later than the Proxy Access Deadline: (i) the information that would be required to be set forth in a stockholder’s notice of nomination pursuant to Section 2.07(a)(ii) of these Amended and Restated Bylaws including, without limitation, the information required by the final sentence thereof at the time provided for therein (except for the representation required by clause (a)(ii)(C)(3)(h) of Section 2.07); (ii) an acknowledgment by such Eligible Stockholder, and the beneficial owners, if any, on whose behalf the Notice of Proxy Access Nomination is being submitted, that such Notice of Proxy Access Nomination shall be deemed to be revoked if such Eligible Stockholder does not Own at least the Required Interest at all times between the date on which such Notice of Proxy Access Nomination is delivered to the Corporate Secretary and the date of the Annual Election; (iii) documentary evidence that such Eligible Stockholder Owns at least the Required Interest as of the date the Notice of Proxy Access Nomination is delivered to the Corporate Secretary, and has Owned continuously for the three-year holding period prior to such date, at least the Required Interest; provided, however, that if such Eligible Stockholder, or any member of the group that together constitutes such Eligible Stockholder, is not the beneficial owner of the shares representing the Required Interest, then to be valid, the Notice of Proxy Access Nomination must also include documentary evidence that the beneficial owner on whose behalf the Notice of Proxy Access Nomination is being submitted Owns at least the Required Interest as of the date on which such Notice of Proxy Access Nomination is delivered to the Corporate Secretary, and has Owned continuously for the three-year holding period prior to such date, at least the Required Interest; (iv) a copy of the Schedule 14N (or any successor form) that has been filed with the SEC as required by Rule 14a-18 under the Exchange Act; (v) a representation that such Eligible Stockholder (including each member of any group that together constitutes such Eligible Stockholder), and the beneficial owners, if any, on whose behalf the Notice of Proxy Access Nomination is being submitted, (A) acquired all of the shares of capital stock of the Corporation that are held by such person at such time that such representation is being made in the ordinary course of business and not with the intent to change or influence control of the Corporation, including “control” as such term is defined under applicable securities and banking laws, including the Bank Holding Company Act of 1956, as amended, and does not presently have such intent, (B) agrees to comply with all applicable laws and regulations applicable to the filing and use, if any, of soliciting material, (C) has not engaged and will not engage in any, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the Annual Election other than its Stockholder Nominee or a nominee of the Board of Directors and (D) will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; (vi) an undertaking that such Eligible Stockholder agrees to (A) assume (jointly and severally with all other group members, in the case of a group member) all liability stemming from any actual or alleged legal or regulatory violation arising out of communications by such Eligible Stockholder, the beneficial owners, if any, on whose behalf the Notice of Proxy Access Nomination is being submitted, or the Stockholder Nominee nominated by such Eligible Stockholder (such persons collectively, the “Applicable Persons”) with the stockholders of the Corporation or out of the information that such Applicable Persons provided to the Corporation, its stockholders or any other person and (B) indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, damages or any other loss in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any nomination submitted by such Eligible Stockholder pursuant to this Section 2.08; (vii) an undertaking by each of the Applicable Persons that, in the event that any information or communications provided by such Applicable Person ceases to be true and correct in all material respects or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, such Applicable Person shall promptly notify the Corporate Secretary of any defect in such previously provided information and of the information that is required to correct any such defect; (viii) an undertaking by such Eligible Stockholder, and the beneficial owners, if any, on whose behalf the Notice of Proxy Access Nomination is being submitted, to provide immediate notice to the Corporation if such Eligible Stockholder (or such beneficial owners) ceases to own any shares representing the Required Interest prior to the date of the Annual Election; and (ix) in the case of a group that together constitutes such Eligible Stockholder, the designation by all group members of one group member that is authorized to act on behalf of all members of such group with respect to the nomination and matters related thereto including withdrawal of the nomination. In addition, each Eligible Stockholder, and the beneficial owners, if any, on whose behalf the Notice of Proxy Access Nomination is being submitted, shall promptly provide any other information reasonably requested by the Corporation.

(d)            Within the time period specified in this Section 2.08 for delivering the Notice of Proxy Access Nomination, a Stockholder Nominee must deliver to the Corporate Secretary: (i) the information required with respect to a person whom a stockholder proposes to nominate for election or reelection as a director pursuant to Section 2.08 of these Amended and Restated Bylaws and (ii) a written representation and agreement that such person (A) has read and agrees, if elected, to serve as a director and to adhere to the Corporation’s corporate governance policies, the code of ethics and business conduct, these Amended and Restated Bylaws and any other policies and guidelines of the Corporation applicable to directors; (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity (other than the Corporation) with respect to direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the Corporation, or any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such Stockholder Nominee, if elected as a director of the Corporation, would vote or act on any issue or question as a director, in each case that has not been disclosed to the Corporation; (C) will act as a representative of all of the stockholders of the Corporation while serving as a director and (D) will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects (and shall not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading). At the request of the Corporation, a Stockholder Nominee must submit all completed and signed questionnaires required of directors of the Corporation, including those applicable to committee service, within five business days of receipt of such questionnaire from the Corporation. The Corporation may request such additional information as necessary to permit the Board of Directors to determine if each Stockholder Nominee is independent under the listing standards of the principal U.S. exchange upon which the common stock of the Corporation is listed, any applicable rules or regulations of the SEC, the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, or the Federal Deposit Insurance Corporation, as applicable, and any publicly disclosed standards used by the Board of Directors in determining and disclosing independence of the Corporation’s directors.

(e)            The Corporation shall not be required to include, pursuant to this Section 2.08, a Stockholder Nominee in its Proxy Materials for any annual meeting of stockholders (i) for which the Corporate Secretary receives a notice that the stockholder nominating such Stockholder Nominee has nominated any person for election to the Board of Directors pursuant to the advance notice requirements for stockholder nominees for directors set forth in Section 2.07(a), (ii) if the Eligible Stockholder (or any member of any group that together constitutes such Eligible Stockholder) who has nominated such Stockholder Nominee, or the beneficial owners, if any, on whose behalf the Notice of Proxy Access Nomination is being submitted, is currently engaged in a “solicitation” or is a “participant” in another person’s “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at such annual meeting other than its Stockholder Nominee or a nominee of the Board of Directors, (iii) who is not “independent” under the rules and listing standards of each principal U.S. exchange upon which the common stock of the Corporation is listed, any applicable rules or regulations of the SEC, the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, or the Federal Deposit Insurance Corporation, as applicable, and any publicly disclosed standards used by the Board of Directors in determining and disclosing independence of the Corporation’s directors, in each case as determined by the Board of Directors in good faith, (iv) who is or has been, within the past three years, an officer or director of a competitor (that is, any entity that provides products or services that compete with or are alternatives to the principal products or services provided by the Corporation or its affiliates) of the Corporation, (v) whose election as a member of the Board of Directors would cause the Corporation to be in violation of these Amended and Restated Bylaws, the Certificate of Incorporation, the rules and listing standards of any principal U.S. exchange upon which the common stock of the Corporation is listed, or any applicable state or federal law, rule or regulation, (vi) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten years, (vii) who is or has been subject to any event specified in Rule 506(d)(1) of Regulation D under the Securities Act of 1933, as amended, (viii) if the Eligible Stockholder who nominated such Stockholder Nominee, the beneficial owners, if any, on whose behalf the Notice of Proxy Access Nomination is being submitted, or such Stockholder Nominee fails to comply with its or their obligations pursuant to this Section 2.08 or (ix) for which an Eligible Stockholder has withdrawn its nomination or who becomes unwilling or unable to serve on the Board of Directors.

(f)             Nothing in this Section 2.08 shall limit the Corporation’s ability to solicit against and include in its Proxy Materials its own statements relating to any Stockholder Nominee.

(g)         Notwithstanding anything to the contrary set forth herein, the Board of Directors or the person presiding over any Annual Election shall declare a nomination by an Eligible Stockholder to be invalid, and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Corporation, if (i) the Stockholder Nominee nominated by such Eligible Stockholder, such Eligible Stockholder (or any member of any group that together constitutes an Eligible Stockholder), or the beneficial owners, if any, on whose behalf the Notice of Proxy Access Nomination is being submitted, shall have breached its or their obligations under this Section 2.08, as determined by the Board of Directors or such presiding person or (ii) such Eligible Stockholder (or a qualified representative thereof) does not appear at the Annual Election to present its nomination pursuant to this Section 2.08. For purposes of this Section 2.08, to be considered a qualified representative of the Eligible Stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the Annual Election and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the Annual Election. The Board of Directors (and any other person or body authorized by the Board of Directors) shall have the power and authority to interpret this Section 2.08 and to make any and all determinations necessary or advisable to apply this Section 2.08 to any persons, facts or circumstances, including the power to determine (i) whether one or more stockholders qualifies as an Eligible Stockholder, (ii) whether a Notice of Proxy Access Nomination complies with this Section 2.08 and has otherwise met the requirements of this Section 2.08, (iii) whether a Stockholder Nominee satisfies the qualifications and requirements in this Section 2.08, and (iv) whether any and all requirements of this Section 2.08 have been satisfied. Any such interpretation or determination adopted in good faith by the Board of Directors (or any other person or body authorized by the Board of Directors) shall be binding on all persons, including the Corporation and its stockholders (including any beneficial owners).

(h)            Any Stockholder Nominee who is included in the Corporation’s Proxy Materials for a particular annual meeting of stockholders but either (i) withdraws from or becomes ineligible or unavailable for election at such annual meeting or (ii) does not receive at least 25% of the votes cast in favor of such Stockholder Nominee’s election, will be ineligible to be a Stockholder Nominee pursuant to this Section 2.08 for the next two annual meetings. For the avoidance of doubt, this Section 2.08(i) shall not prevent any stockholder from nominating any person to the Board of Directors pursuant to and in accordance with Section 2.07. Except as provided in Rule 14a-19 under the Exchange Act, this Section 2.08 shall provide the exclusive method for stockholders to include nominees for the Board of Directors in the Corporation’s Proxy Materials.

Section 2.09.      Voting (Other Than for the Election of Directors). Except as otherwise provided by law or pursuant to any regulation applicable to the Corporation or its securities, the rules or regulations of any stock exchange applicable to the Corporation, the Certificate of Incorporation or these Amended and Restated Bylaws, all matters other than the election of directors submitted to the stockholders at any meeting shall be decided by the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote thereon, and where a separate vote by class is required, a majority of the voting power of the shares of that class present in person or represented by proxy at the meeting and entitled to vote thereon.

The vote on any matter, including the election of directors, shall be by written ballot. Each ballot shall be signed by the stockholder voting, or by such stockholder’s proxy, and shall state the number of shares voted.

Section 2.10.      Inspector of Elections; Opening and Closing of Polls; Conduct of Meetings. (a) The Board of Directors by resolution shall appoint one or more inspectors, which inspector or inspectors may not be directors, officers or employees of the Corporation, to act at the meeting and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act, or if all inspectors or alternates who have been appointed are unable to act, at a meeting of stockholders, the Chairman of the Board shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by the General Corporation Law of the State of Delaware.

(a)            The person presiding over the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at the meeting.

(b)            The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the person presiding over any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding person of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present (including without limitation, rules and procedures for removal of disruptive persons from the meeting); (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The presiding person at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting (including, without limitation, determinations with respect to the administration and/or interpretation of any of the rules, regulations or procedures of the meeting, whether adopted by the Board of Directors or prescribed by the person presiding over the meeting), shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 2.11.      Confidential Stockholder Voting. All proxies, ballots and votes, in each case to the extent they disclose the specific vote of an identified stockholder, shall be tabulated and certified by an independent tabulator, inspector of elections and/or other independent parties and shall not be disclosed to any director, officer or employee of the Corporation; provided, however, that, notwithstanding the foregoing, any and all proxies, ballots, and voting tabulations may be disclosed: (a) as necessary to meet legal requirements or to assist in the pursuit or defense of legal action; (b) if the Corporation concludes in good faith that a bona fide dispute exists as to the authenticity of one or more proxies, ballots or votes, or as to the accuracy of any tabulation of such proxies, ballots or votes; (c) in the event of a proxy, consent or other solicitation in opposition to the voting recommendation of the Board of Directors; and (d) if the stockholder requests, or consents to disclosure of the stockholder’s vote or writes comments on the stockholder’s proxy card or ballot.

Article 3
Board of Directors

Section 3.01.      General Powers. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors. In addition to the powers and authorities by these Amended and Restated Bylaws expressly conferred upon them, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation or by these Amended and Restated Bylaws required to be exercised or done by the stockholders.

Section 3.02.      Number, Tenure and Qualifications. (a) Subject to the rights of the holders of any series of Preferred Stock, or any other series or class of stock as set forth in the Certificate of Incorporation, to elect directors (“Preferred Stock Directors”) under specified circumstances, the number of directors shall be fixed from time to time exclusively pursuant to a resolution adopted by the Board of Directors, but shall consist of not less than three nor more than fifteen directors (exclusive of Preferred Stock Directors). However, no decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

(a)            Except as otherwise provided in this Section 3.02, each director shall be elected by the vote of the majority of the votes cast with respect to that director’s election at any meeting for the election of directors at which a quorum is present, provided that if, as of the tenth day preceding the date the Corporation first mails its notice of meeting for such meeting to the stockholders of the Corporation, the number of nominees exceeds the number of directors to be elected (a “Contested Election”), the directors shall be elected by the vote of a plurality of the votes cast. For purposes of this Section 3.02, a majority of votes cast shall mean that the number of votes cast “for” a director’s election exceeds the number of votes cast “against” that director’s election (with “abstentions” and “broker nonvotes” not counted as a vote cast either “for” or “against” that director’s election).

(b)            In order for any incumbent director to become a nominee of the Board of Directors for further service on the Board of Directors, such person must submit an irrevocable resignation, provided that such resignation shall be effective if (i) that person shall not receive a majority of the votes cast in an election that is not a Contested Election, and (ii) the Board of Directors shall accept that resignation in accordance with the policies and procedures adopted by the Board of Directors for such purpose. In the event an incumbent director fails to receive a majority of the votes cast in an election that is not a Contested Election, the nominating and governance committee of the Board of Directors, or such other committee designated by the Board of Directors pursuant to Section 3.09 of these Amended and Restated Bylaws, shall make a recommendation to the Board of Directors as to whether to accept or reject the resignation of such incumbent director, or whether other action should be taken. The Board of Directors shall act on the resignation, taking into account the committee’s recommendation, and publicly disclose (by a press release and filing an appropriate disclosure with the SEC) its decision regarding the resignation and, if such resignation is rejected, the rationale behind the decision within 90 days following certification of the election results.

(c)            If the Board of Directors accepts a director’s resignation pursuant to this Section 3.02, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors may fill the resulting vacancy pursuant to ARTICLE VII of the Certificate of Incorporation or may decrease the size of the Board of Directors pursuant to the provisions of this Section 3.02.

Section 3.03.      Regular Meetings. The Board of Directors may, by resolution, provide the time and place (if any) for the holding of regular meetings of the Board of Directors without other notice than such resolution. Unless otherwise determined by the Board of Directors, the Corporate Secretary or an Assistant Corporate Secretary of the Corporation shall act as secretary at all regular meetings of the Board of Directors and in the absence of the Corporate Secretary or any Assistant Corporate Secretary, a temporary secretary shall be appointed by the person presiding over the meeting.

Section 3.04.      Special Meetings. Special meetings of the Board of Directors shall be called at the request of the Chairman of the Board, the Chief Executive Officer, or a majority of the Board of Directors. The person or persons authorized to call special meetings of the Board of Directors may fix the place (if any) and time of the meetings. Unless otherwise determined by the Board of Directors, the Corporate Secretary or an Assistant Corporate Secretary of the Corporation shall act as secretary at all special meetings of the Board of Directors and in the absence of the Corporate Secretary and any Assistant Corporate Secretary, a temporary secretary shall be appointed by the person presiding over the meeting.

Section 3.05.      Notice. Notice of any special meeting shall be mailed to each director at his business or residence not later than three days before the day on which such meeting is to be held or shall be sent to either of such places by electronic transmission, or subject to Section 8.01 of these Amended and Restated Bylaws, be communicated to each director personally or by telephone (including without limitation to a representative of the director or to the director’s electronic voice message system), not later than twenty-four hours before the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting. A meeting may be held at any time without notice if all the directors are present (except as otherwise provided by law) or if those not present waive notice of the meeting in accordance with Section 6.04 hereof, either before or after such meeting.

Section 3.06.      Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission and any consent may be documented, signed and delivered in any manner permitted by Section 116 of the General Corporation Law of the State of Delaware. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of proceedings of the Board of Directors or committee in the same paper or electronic form as the minutes are maintained.

Section 3.07.      Conference Telephone Meetings. Members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

Section 3.08.      Quorum. At all meetings of the Board of Directors, a majority of the total number of directors determined in accordance with Section 3.02 of these Amended and Restated Bylaws which the Corporation would have if there were no vacancies or unfilled newly-created directorships (such total number of Directors, the “entire Board of Directors”) shall constitute a quorum for the transaction of business. At all meetings of the committees of the Board of Directors, the presence of 50% or more of the total number of members of the committee then serving on the committee shall constitute a quorum. The vote of a majority of the directors or committee members present at any meeting at which there is a quorum shall be the act of the Board of Directors or such committee, as the case may be, except as otherwise provided in the General Corporation Law of the State of Delaware, the Certificate of Incorporation or these Amended and Restated Bylaws.

Section 3.09.      Committees. (a) The Board of Directors may from time to time create or eliminate one or more standing committees, including but not limited to: the Audit Committee, the Governance and Sustainability Committee, the Compensation, Management Development and Succession Committee, the Operations and Technology Committee and the Risk Committee. Each such standing committee shall consist of such number of directors of the Corporation and shall have such powers and authority as shall be determined by resolution of the Board of Directors.

(a)            In addition, in accordance with Section 141(c)(2) of the DGCL, the Board of Directors may designate one or more additional committees, with each such committee consisting of such number of directors of the Corporation and having such powers and authority as shall be determined by resolution of the Board of Directors.

(b)            All acts done by any committee within the scope of its powers and authority pursuant to these Amended and Restated Bylaws and the resolutions adopted by the Board of Directors in accordance with the terms hereof shall be deemed to be, and may be certified as being, done or conferred under authority of the Board of Directors. The Corporate Secretary or any Assistant Corporate Secretary is empowered to certify that any resolution duly adopted by any such committee is binding upon the Corporation and to execute and deliver such certifications from time to time as may be necessary or proper to the conduct of the business of the Corporation.

(c)            Regular meetings of committees shall be held at such times as may be determined by resolution of the Board of Directors or the committee in question and no notice shall be required for any regular meeting other than such resolution. A special meeting of any committee shall be called by resolution of the Board of Directors, or by the Corporate Secretary or an Assistant Corporate Secretary upon the request of the chairman or a majority of the members of such committee. Notice of special meetings shall be given to each member of the committee in the same manner as that provided for in Section 3.05 of these Amended and Restated Bylaws.

Section 3.10.      Committee Members. (a) Each member of any committee of the Board of Directors shall hold office until such member’s successor is elected and has qualified, unless such member sooner dies, resigns or is removed.

(a)            The Board of Directors may designate one or more directors as alternate members of any committee to fill any vacancy on a committee and to fill a vacant chairmanship of a committee, occurring as a result of a member or chairman leaving the committee, whether through death, resignation, removal or otherwise. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.

Section 3.11.      Committee Secretary. Each committee may elect a secretary for such committee. Unless otherwise determined by the committee, the Corporate Secretary or an Assistant Corporate Secretary of the Corporation shall act as secretary at all regular meetings and special meetings of the committee, and in the absence of the Corporate Secretary or any Assistant Corporate Secretary a temporary secretary shall be appointed by the person presiding over the meeting.

Section 3.12.      Compensation. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid compensation as director, lead director or chairman of any committee and for attendance at each meeting of the Board of Directors. Members of special or standing committees may be allowed like compensation and payment of expenses for attending committee meetings.

Article 4
Officers

Section 4.01.      General. The officers of the Corporation shall be elected by the Board of Directors and may consist of: a Chairman of the Board; a Chief Executive Officer; a President; a Chief Operating Officer; a Chief Financial Officer; a Chief Risk Officer; a Chief Legal Officer; a Chief Administrative Officer; one or more Executive Vice Presidents; a Corporate Secretary; one or more Assistant Secretaries; a Treasurer; one or more Assistant Treasurers; a Controller; and such other officers as in the judgment of the Board of Directors may be necessary or desirable, including one or more Vice Chairmen; one or more Senior Vice Presidents; and one or more Vice Presidents. All officers chosen by the Board of Directors shall have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article 4. Such officers shall also have powers and duties as from time to time may be conferred by the Board of Directors or any committee thereof. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these Amended and Restated Bylaws. The officers of the Corporation need not be stockholders or directors of the Corporation, except that the Chairman of the Board and the Chief Executive Officer shall be members of the Board of Directors.

Section 4.02.      Election and Term of Office. The elected officers of the Corporation shall be elected annually by the Board of Directors. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or be removed.

Section 4.03.      Chairman of the Board. The Board of Directors may elect from among its members an officer designated as the Chairman of the Board, but the appointment of a Chairman of the Board shall not be required. If a Chairman of the Board shall be elected, then the Chairman of the Board shall have such duties and authority as may be prescribed by the Board of Directors from time to time. In general the Chairman of the Board shall perform all duties incident to the position of chairman of the board or as may be prescribed by the Board of Directors or these Amended and Restated Bylaws from time to time. The Chairman of the Board, if present, shall preside at all meetings of the Board of Directors and at all meetings of the stockholders of the Corporation. In the absence or disability of the Chairman of the Board, the duties of the Chairman of the Board (including presiding at all meetings of the Board of Directors and at all meetings of the stockholders of the Corporation) shall be performed and the authority of the Chairman of the Board may be exercised by a director designated for this purpose by the Board of Directors.

Section 4.04.      Chief Executive Officer. The Chief Executive Officer shall be a member of the Board of Directors and shall be an officer of the Corporation. The Chief Executive Officer shall supervise, coordinate and manage the Corporation’s business and activities and supervise, coordinate and manage its operating expenses and capital allocation, shall have general authority to exercise all the powers necessary for the Chief Executive Officer of the Corporation and shall perform such other duties and have such other powers as may be prescribed by the Board of Directors or these Amended and Restated Bylaws, all in accordance with basic policies as established by and subject to the oversight of the Board of Directors.

Section 4.05.      President. The President shall have general authority to exercise all the powers necessary for the President of the Corporation and shall perform such other duties and have such other powers as may be prescribed by the Board of Directors or these Amended and Restated Bylaws, all in accordance with basic policies as established by and subject to the oversight of the Board of Directors and the Chief Executive Officer. The office of President may, at any time and from time to time, be held by one or more persons. If the office of President is held by more than one person, each person holding such office shall serve as a Co- President and each Co-President shall have general authority to exercise all the powers necessary for the President of the Corporation and shall perform such other duties and have such other powers as may be prescribed by the Board of Directors or these Amended and Restated Bylaws, all in accordance with basic policies as established by and subject to the oversight of the Board of Directors and the Chief Executive Officer.

Section 4.06.      Chief Operating Officer. The Chief Operating Officer shall have general authority to exercise all the powers necessary for the Chief Operating Officer of the Corporation and shall perform such other duties and have such other powers as may be prescribed by the Board of Directors or these Amended and Restated Bylaws, all in accordance with basic policies as established by and subject to the oversight of the Board of Directors and the Chief Executive Officer.

Section 4.07.      Chief Financial Officer. The Chief Financial Officer shall have responsibility for the financial affairs of the Corporation and shall exercise supervisory responsibility for the performance of the duties of the Treasurer and the Controller. The Chief Financial Officer shall perform such other duties and have such other powers as may be prescribed by the Board of Directors or these Amended and Restated Bylaws, all in accordance with basic policies as established by and subject to the oversight of the Board of Directors and the Chief Executive Officer.

Section 4.08.      Chief Risk Officer. The Chief Risk Officer shall have the responsibility for the risk management and monitoring of the Corporation. The Chief Risk Officer shall perform such other duties and have such other powers as may be prescribed by the Board of Directors or these Amended and Restated Bylaws, all in accordance with basic policies as established by and subject to the oversight of the Board of Directors and the Chief Executive Officer.

Section 4.09.      Chief Legal Officer. The Chief Legal Officer shall have responsibility for the legal affairs of the Corporation. The Chief Legal Officer shall perform such other duties and have such other powers as may be prescribed by the Board of Directors or these Amended and Restated Bylaws, all in accordance with basic policies as established by and subject to the oversight of the Board of Directors and the Chief Executive Officer.

Section 4.10.      Vacancies. A newly created office and a vacancy in any office because of death, resignation, or removal may be filled by the Board of Directors for the unexpired portion of the terms at any meeting of the Board of Directors.

Article 5
Stock Certificates and Transfers

Section 5.01.      Stock Certificates and Transfers. (a) The shares of capital stock of the Corporation shall be evidenced by certificates representing shares of stock in such form as the Chief Executive Officer, Chief Operating Officer or Chief Financial Officer of the Corporation may from time to time prescribe; provided that the Board of Directors may provide by resolution or resolutions that all or some of all classes or series of the stock of the Corporation shall be uncertificated shares. Every holder of stock represented by certificates shall be entitled to have a certificate signed by any two authorized officers of the Corporation (it being understood that each of the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Operating Officer, the Treasurer, any Assistant Treasurer, the Corporate Secretary and any Assistant Corporate Secretary shall be an authorized officer for such purpose), representing the number of shares registered in certificate form.

(a)            The shares of the stock of the Corporation represented by certificates shall be transferred on the books of the Corporation by the holder thereof in person or by his attorney, upon surrender for cancellation of certificates representing the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require. Upon receipt of proper transfer instructions from the registered owner of uncertificated shares such uncertificated shares shall be canceled and issuance of new equivalent uncertificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the Corporation. Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a notice containing the information required to be set forth or stated on certificates pursuant to the General Corporation Law of the State of Delaware.

Section 5.02.      Lost, Stolen or Destroyed Certificates. No certificate for shares or uncertificated shares of stock in the Corporation shall be issued in place of any certificate alleged to have been lost, destroyed or stolen, except on production of such evidence of such loss, destruction or theft and on delivery to the Corporation of a bond of indemnity in such amount, upon such terms and secured by such surety, as the Board of Directors or its designee may in its or his discretion require.

Article 6
Miscellaneous Provisions

Section 6.01.      Fiscal Year. The fiscal year of the Corporation shall be as specified by the Board of Directors.

Section 6.02.      Dividends. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Certificate of Incorporation.

Section 6.03.      Seal. The corporate seal shall have thereon the name of the Corporation and shall be in such form as may be approved from time to time by the Board of Directors or by any officer authorized to do so by the Board of Directors.

Section 6.04.      Waiver of Notice. Whenever any notice is required to be given to any stockholder or director of the Corporation under the provisions of the General Corporation Law of the State of Delaware, a waiver thereof in writing, signed by the person or persons entitled to such notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders or any meeting of the Board of Directors or committee thereof need be specified in any waiver of notice of such meeting. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 6.05.      Audits. The accounts, books and records of the Corporation shall be audited upon the conclusion of each fiscal year by an independent certified public accountant.

Section 6.06.      Resignations. Any director or any officer, whether elected or appointed, may resign at any time upon notice of such resignation to the Corporation.

Section 6.07.      Indemnification and Insurance. (a) Each person who was or is made a party or is threatened to be made a party to or is involved in any manner in any threatened, pending or completed claim, action, suit, or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director or officer of the Corporation or a director or elected officer of a Subsidiary, shall be indemnified and held harmless by the Corporation to the fullest extent permitted from time to time by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (but, if permitted by applicable law, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) or any other applicable laws as presently or hereafter in effect, and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors or is a proceeding to enforce such person’s claim to indemnification or advancement pursuant to the rights granted by this Section 6.07. The Corporation shall pay the expenses incurred by such person in defending any such proceeding in advance of its final disposition upon receipt (unless the Corporation upon authorization of the Board of Directors waives such requirement to the extent permitted by applicable law) of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Section 6.07 or otherwise.

(a)            The indemnification and the advancement of expenses incurred in defending a proceeding prior to its final disposition provided by, or granted pursuant to, this Section 6.07 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, other provision of these Amended and Restated Bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise. No repeal, modification or amendment of, or adoption of any provision inconsistent with, this Section 6.07, nor to the fullest extent permitted by applicable law, any modification of law, shall adversely affect any right or protection of any person granted pursuant hereto existing at, or with respect to, arising out of or related to any event, act or omission that occurred prior to, the time of such repeal, modification, amendment or adoption (regardless of when any proceeding (or part thereof) relating to such event, act or omission arises or is first threatened, commenced or completed).

(b)            The Corporation may maintain insurance, at its expense, to protect itself and any person who is or was a director, officer, partner, member, employee or agent of the Corporation or a Subsidiary or of another corporation, partnership, limited liability company, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

(c)            The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the Corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any person who is or was an employee or agent (other than a director or officer) of the Corporation or a Subsidiary and to any person who is or was serving at the request of the Corporation or a Subsidiary as a director, officer, partner, member, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Corporation or a Subsidiary, to the fullest extent of the provisions of this Section 6.07 with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

(d)            The Corporation’s obligation, if any, to indemnify or to advance expenses to any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall be reduced by any amount such person shall collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust or other enterprise.

(e)            If any provision or provisions of this Section 6.07 shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (1) the validity, the legality and enforceability of the remaining provisions of this Section 6.07 (including, without limitation, each portion of any paragraph or clause of this Section 6.07 containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this Section 6.07 (including, without limitation, each such portion of any paragraph of this Section 6.07 containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

(f)             For purposes of these Amended and Restated Bylaws:

(1)       “Disinterested Director” means a director of the Corporation who is not and was not a party to the proceeding or matter in respect of which indemnification is sought by the claimant.

(2)       “Subsidiary” means any corporation, trust, limited liability company or other non-corporate business enterprise in which the Corporation directly or indirectly holds ownership interests representing (A) more than 50% of the voting power of all outstanding ownership interests of such entity (other than directors’ qualifying shares, in the case of a corporation) or (B) the right to receive more than 50% of the net assets of such entity available for distribution to the holders of outstanding ownership interests upon a liquidation or dissolution of such entity.

(g)            Any notice, request, or other communication required or permitted to be given to the Corporation under this Section 6.07 shall be in writing and either delivered in person or sent by overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, or electronic means to the Corporate Secretary or the Chief Legal Officer or any designee of the Corporate Secretary or the Chief Legal Officer and shall be effective only upon receipt by such officer or designee.

Article 7
Contracts, Proxies, Etc.

Section 7.01.      Contracts. Except as otherwise required by law, the Certificate of Incorporation or these Amended and Restated Bylaws, any contracts or other instruments may be executed and delivered in the name and on the behalf of the Corporation by such officer or officers of the Corporation as the Board of Directors may from time to time direct. Such authority may be general or confined to specific instances as the Board of Directors may determine. Subject to the control and direction of the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Chief Risk Officer, the Chief Legal Officer and the Treasurer may enter into, execute, deliver and amend bonds, promissory notes, contracts, agreements, deeds, leases, guarantees, loans, commitments, obligations, liabilities and other instruments to be made or executed for or on behalf of the Corporation. Subject to any restrictions imposed by the Board of Directors, such officers of the Corporation may delegate such powers to others under his or her jurisdiction, it being understood, however, that any such delegation of power shall not relieve such officer of responsibility with respect to the exercise of such delegated power.

Section 7.02.      Proxies. Unless otherwise provided by resolution adopted by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation or entity, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation or entity, or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation or entity, and may instruct the person or persons so appointed as to the manner of casting such vote or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise, all such written proxies or other instruments as he may deem necessary or proper in the premises. Any of the rights set forth in this Section 7.02 which may be delegated to an attorney or agent may also be exercised directly by the Chairman of the Board, the Chief Executive Officer or the President.

Article 8
Amendments

Section 8.01.      Amendments. These Amended and Restated Bylaws may be altered, amended or repealed, in whole or in part, or new Amended and Restated Bylaws may be adopted by the Board of Directors or the stockholders at any meeting of stockholders; provided, however, that notice of such alteration, amendment, repeal or adoption of new Amended and Restated Bylaws is contained in the notice of such meeting of stockholders.

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